UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2018

NEWBRIDGE GLOBAL VENTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-11730	84-1089377
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

626 East 1820 North

Orem, UT 84097

               (Address of Principal Executive Offices)

801-362-2115

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Reference is made to the disclosure set forth under Item 5.02 of this report, which disclosure is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Termination and Severance Agreement for Mark T. Mersman

On September 18, 2018, the Board of Directors (the “Board”) of NewBridge Global Ventures, Inc. (the “Company”) terminated the Company’s employment agreement with Mark T. Mersman, Chief Executive Officer of the Company (the “Mersman Termination”) and Mr. Mersman was removed as a member of the Board, effective September 18, 2018.

As previously disclosed in the Current Report on Form 8-K, filed on August 31, 2018, the Company appointed Todd Lee as its President.  The Company has now designated Mr. Lee as the Company’s Principal Executive Officer.

In connection with the Mersman Termination, Mr. Mersman and the Company entered into a Separation Agreement (the “Mersman Severance Agreement”), effective September 24, 2018 (the “Mersman Effective Date”).

Pursuant to the terms of the Mersman Severance Agreement, the Company will pay Mr. Mersman all of his earned but unpaid salary, which, as of September 18, 2018, amounts to $32,655 as well as twelve (12) monthly payments of $12,500, commencing on December 1, 2018.  All of Mr. Mersman’s unvested options that were outstanding as of September 18, 2018 immediately vested as of the Mersman Effective Date.  The Mersman Severance Agreement prohibits Mr. Mersman from selling more than two percent (2%) of the shares of common stock beneficially owned by him during any thirty (30) day period between October 1, 2018 through March 31, 2019, and more than five percent (5%) of the shares of common stock beneficially owned by him in any thirty (30) day period thereafter.  In exchange for these cash payments, Mr. Mersman agreed to a general release in favor of the Company.

The foregoing summary of the Mersman Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Termination and Severance Agreement for Scott A. Cox

On September 18, 2018, the Board terminated the Company’s employment agreement with Scott A. Cox, Vice President of Corporate Development (the “Cox Termination”).

In connection with the Cox Termination, Mr. Cox and the Company entered into a Separation Agreement (the “Cox Severance Agreement”), effective September 24, 2018 (the “Cox Effective Date”).

Pursuant to the terms of the Cox Severance Agreement, the Company will pay Mr. Cox all of his earned but unpaid salary, which, as of September 18, 2018, amounts to $32,297, as well as twelve (12) monthly payments of $12,500, commencing on December 1, 2018.  All of Mr. Cox’s unvested options that were outstanding as of September 18, 2018 immediately vested as of the Cox Effective Date.  The Cox Severance Agreement prohibits Mr. Cox from selling more than two percent (2%) of the shares of common stock beneficially owned by him during any thirty (30) day period between October 1, 2018 through March 31, 2019, and more than five percent (5%) of the shares of common stock beneficially owned by him in any thirty (30) day period thereafter.  In exchange for these cash payments, Mr. Cox agreed to a general release in favor of the Company.

The foregoing summary of the Cox Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On September 24, 2018, the Company issued a press release announcing the departure of Mr. Mersman as the Company’s Chief Executive Officer and the appointment of Mr. Lee as the Company’s Principal Executive Officer.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits

The exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Separation Agreement dated September 24, 2018, by and between the Company and Mark T. Mersman.
10.2	Separation Agreement dated September 24, 2018, by and between the Company and Scott A. Cox.
99.1	Press Release, dated September 24, 2018, issued by NewBridge Global Ventures, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NewBridge Global Ventures, Inc. (Registrant)

Dated: September 24, 2018	By: /s/ Todd Lee Name: Todd Lee Title: Principal Executive Officer